UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018 (June 18, 2018)

RIMINI STREET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37397	36-4880301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 18, 2018, Rimini Street, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with several accredited investors (the “Purchasers”) for a private placement (the “Private Placement”) of shares of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and convertible secured promissory notes (the “Promissory Notes”), with no principal amount outstanding at issuance that solely collateralize amounts, if any, that may become payable by the Company pursuant to certain redemption provisions of the Series A Preferred Stock.

Pursuant to the Securities Purchase Agreement, and subject to the conditions for completion of the Private Placement, the Purchasers will acquire an aggregate of 140,000 shares of Series A Preferred Stock, 2,896,556 shares of Common Stock and Promissory Notes with no principal amount outstanding as of the issuance date, for an aggregate purchase price equal to $140,000,000 in cash (prior to taking into account a discount of $7,000,000 to the face value of the shares of Series A Preferred Stock). The liquidation value of the Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion rate of $10.00 per share.

The Company will use the net proceeds from the Private Placement to repay all outstanding indebtedness under its term loan financing agreement dated June 24, 2016, as amended, by and among the Company and a syndicate of lenders (the “Credit Facility”), to pay various fees and expenses under the Credit Facility and to pay fees and expenses of the Purchasers and the Company in connection with the Private Placement.

The Securities Purchase Agreement includes customary representations, warranties and covenants of the Company and the Purchasers. In connection with the completion of the Private Placement, the Company will, among other customary closing actions, (i) file a Certificate of Designations with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series A Preferred Stock (the “CoD”), (ii) enter into a Registration Rights Agreement with the Purchasers setting forth certain registration rights of the Purchasers (the “Registration Rights Agreement”), (iii) deliver a Promissory Note to each Purchaser and (iv) enter into a Security Agreement in respect of the Company’s assets collateralizing the amounts that may become payable pursuant to the Promissory Notes if certain redemption provisions of the Series A Preferred Stock are triggered in the future.

The aggregate number of voting securities to be sold in the Private Placement and issuable as dividends and upon conversion of the Series A Preferred Stock may constitute the sale, issuance or potential issuance by the Company of Common Stock and voting securities convertible into or exercisable into Common Stock exceeding 20% of the Common Stock outstanding prior to the Closing at a price less than the greater of book value or market value of the Common Stock, which requires approval of the Company’s stockholders pursuant to Nasdaq Rules. Therefore, the Company intends to file with the Securities and Exchange Commission and mail to its stockholders of record a Proxy Statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting to be held to obtain the approval of its stockholders, which approval is a condition for the completion of the Private Placement. The completion of the Private Placement is also subject to the satisfaction or waiver of certain other closing conditions as set forth in the Securities Purchase Agreement, including: (i) no legal restraint or prohibition on the completion of the Private Placement and related transactions issued by a governmental authority; (ii) material accuracy of the representations and warranties in the Securities Purchase Agreement, (iii) performance of covenants in all material respects; (iv) no material adverse effect of the Company; (v), the delivery of a payoff letter in respect of all outstanding amounts under the Credit Facility; (vi) no notice of delisting from Nasdaq; (vii) no entry by the Company into any agreement that contemplates a "Change of Control" transaction as defined in the CoD; and (viii) no settlement or agreement to settle any legal proceeding, stockholder litigation or dispute against the Company or any of its officers or directors, or proceeding that relates to the transactions contemplated by the Securities Purchase Agreement and related transaction documents, in each case other than settlements involving only the payment of money damages of less than $10.0 million or that are otherwise fully covered by insurance.

The Securities Purchase Agreement includes customary termination rights, including that it may be terminated by either party if the Private Placement is not completed by October 15, 2018. The Private Placement is expected to be completed in the Company’s third fiscal quarter of 2018 (the “Closing”).

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Certificate of Designations of the Series A Preferred Stock

The CoD authorizes 180,000 shares of Series A Preferred Stock. The holders of Series A Preferred Stock will be entitled to (i) a cash dividend of 10.0% per annum (the “Cash Dividend”), payable quarterly in arrears, and (ii) a payment-in-kind dividend of 3.0% per annum (the “PIK Dividend” and together with the Cash Dividend, the “Dividends”) for the first five years following the Closing and thereafter all Dividends accruing on such Series A Preferred Stock will be payable in cash at a rate of 13.0% per annum.

Each share of Series A Preferred Stock will be entitled to vote with the Common Stock on an as-converted basis. In addition, the holders of the outstanding shares of Series A Preferred Stock will be required to approve certain actions affecting the rights of the Series A Preferred Stock. The approval of a majority of the outstanding Series A Preferred Stock will be required to approve any of the following: (i) the declaration or payment of any principal, dividend or distribution on securities junior in rights to the Series A Preferred Stock (“Junior Securities”) or pari passu in rights to the Series A Preferred Stock or the purchase, redemption or other acquisition by the Company of Junior Securities or pari passu securities if at the time of such declaration, payment, dividend or distribution, the Dividends for the Series A Preferred Stock have not been satisfied or paid in full; (ii) any amendment or repeal of the Company’s certificate of incorporation or the CoD adversely affecting the rights, preferences or privileges of the Series A Preferred Stock. The approval of all holders of outstanding Series A Preferred Stock will be required for (i) the authorization or creation of, issuance of, or reclassification into, any stock that ranks pari passu with or senior to the Series A Preferred Stock with respect to payment of dividends and liquidation preference and (ii) amendment of the CoD provisions regarding Dividends, liquidation rights, redemption rights, conversion rights, voting rights and reorganization events.

Each share of Series A Preferred Stock will be convertible at the holder’s option into one share of the Company’s Common Stock at a conversion price equal to the quotient of (i) the Liquidation Preference (as defined below), and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization)(the “Per Share Amount”). The Company has the right to convert outstanding Series A Preferred Stock into Common Stock for the Per Share Amount after the three year anniversary of the Closing if the Company’s volume weighted average stock price for at least 30 trading days of the 45 consecutive trading days immediately preceding such conversion is greater than $11.50 per share. The Company can exercise this right to convert twice per calendar year for a maximum number of shares of Common Stock that has publicly traded over the 60 consecutive trading days prior to the conversion date (less any shares of Common Stock that have been issued pursuant to any such conversion during such 60 day period).

The Series A Preferred Stock will become mandatorily redeemable, upon the election by the holders of a majority of the then outstanding Preferred Stock, on or after the five-year anniversary of the Closing. Any and all then outstanding liquidation value of the Series A Preferred Stock plus any capitalized PIK Dividends and any unpaid accrued Cash Dividends not previously included in the Liquidation Preference (the “Redemption Amount”) will be repaid in full in cash on such redemption date or satisfied in the form of obligations under the Promissory Notes, as further described below. Additionally, the Company may convert shares of Series A Preferred Stock into shares of Common Stock in lieu of cash payable upon redemption in certain circumstances. The Series A Preferred Stock will also become mandatorily redeemable by the holders at any time upon the reasonable determination of the holders of a majority of the Series A Preferred Stock then outstanding of the occurrence of a Material Adverse Effect or a Material Litigation Effect (as such terms are defined in the CoD) of the Company, with the Redemption Amounts payable automatically becoming payment obligations pursuant to the Promissory Notes with a concurrent cancellation of the shares of the Series A Preferred Stock.

Prior to the three-year anniversary of the Closing, the Company will have the right to redeem up to $80.0 million of shares of the Series A Preferred Stock for cash amounts equal to the Redemption Amount which would include a make-whole premium that provides the holders thereof with full yield maintenance as if the Series A Preferred Stock was held until the three-year anniversary of the Closing, provided that such redemptions are subject to certain conditions and limitations. After the three-year anniversary of the Closing, the Company will have the right to redeem shares of Series A Preferred Stock for a cash per share amount equal to the Redemption Amount.

The holders of Series A Preferred Stock may exercise their conversion rights prior to any optional redemption.

In the event of a liquidation, dissolution or winding up of the Company, the Series A Preferred Stock will be entitled to a liquidation preference in the amount of the greater of (i) $1,000 plus accrued but unpaid Dividends (the “Liquidation Preference”), and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive for its Series A Preferred Stock on an as-converted basis. In the event of a liquidation, dissolution or winding up of the Company prior to the three-year anniversary of Closing, the holders are entitled to a make-whole premium that provides the holders thereof with full yield maintenance as if the shares of Series A Preferred Stock were held until the three-year anniversary of the Closing.

In the event of a “Fundamental Change” of the Company, the amount payable upon such Fundamental Change is at a 105% premium. A “Fundamental Change” means: (i) a change of control of the Company, including a change in 50% or more of the beneficial ownership of the Company, and, subject to certain exceptions, a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, or a recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock of the Company is exchanged or converted into cash, securities or other property; or (ii) the Company, within the meaning of Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors, (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian receiver of it for all or substantially all of its property or (d) makes a general assignment for the benefit of its creditors.

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Until approximately 95% of the Series A Preferred Stock or Promissory Notes are no longer outstanding, the Company is restricted from incurring Indebtedness (as defined in the Purchase Agreement), subject to certain exceptions.

Promissory Notes

At the Closing of the Private Placement, the Company will deliver a Promissory Note to each holder of Series A Preferred Stock to collateralize amounts, if any, that may become payable by the Company pursuant to certain redemption provisions of the shares of Series A Preferred Stock. No principal amount or interest will be outstanding under the Promissory Notes unless and until there is a redemption event. Prior to such time, the Promissory Notes may not be transferred by the Purchasers other than automatic assignment in whole or in part in connection with a transfer by the Purchaser(s) of the shares of Series A Preferred Stock issued pursuant to the Securities Purchase Agreement. The Promissory Notes will bear interest at the rate of 13.0% per annum (10.0% per annum in cash and 3.0% per annum payment-in-kind until the five-year anniversary of the Closing). The Promissory Notes mature five years after the date of Closing or upon a Reorganization Event (as defined in the CoD) and are secured by substantially all the assets of the Company and certain of its domestic subsidiaries. After a redemption which causes there to be outstanding obligations under the Promissory Notes, the Promissory Notes are convertible at the option of the holder (but not the Company) on the same terms as the Series A Preferred Stock.

The Company may prepay for cash up to $80.0 million of the Promissory Notes on a pro rata basis prior to the three-year anniversary of the Closing with full yield maintenance as if the Promissory Notes were held until the three-year anniversary of the Closing, provided that such redemptions are subject to certain conditions and limitations. The Company may prepay the Promissory Notes without penalty at any time on a pro rata basis after the three-year anniversary. All prepayments are subject to the right of the holder of each Promissory Note to convert the prepayment amount into shares of Common Stock. The Promissory Notes also contain customary restrictions on the ability of the Company to, among other things, make certain restricted payments with respect to its capital stock, subordinated indebtedness and unsecured indebtedness, consummate certain mergers, consolidations or dissolutions and make certain dispositions, subject to specific exclusions. The Promissory Notes also include customary obligations in respect of inspection, reporting, preservation of the security interest and indemnification.

Upon the occurrence of an Event of Default (as defined in the Promissory Notes), the holders of such Promissory Notes will have the right to accelerate all obligations of the Company thereunder, and such obligations will become immediately due and payable. In addition, if such acceleration occurs prior to the three-year anniversary of the Closing, the holders will also have the right to receive a make-whole premium thereunder.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to register the resale of the shares of Common Stock and Series A Preferred Stock issued pursuant to the Securities Purchase Agreement within 120 days following the Closing. The Registration Rights Agreement also includes customary “piggyback” registration rights, suspension rights, indemnification, contribution, and assignment provisions.

Support Agreement

Each of Seth A. Ravin (in his individual capacity and as trustee of The SAR Trust U/A/D August 30, 2005), Thomas C. Shay, Adams Street Partners, LLC, and GPIAC, LLC, each an existing stockholder of the Company (the “Stockholders”), entered into a support agreement with the Purchasers, pursuant to which the Stockholders agreed to vote their respective shares of Common Stock of the Company in favor of the Private Placement and against the issuance, sale or other disposition of securities of the Company that rank pari passu or senior to the Series A Preferred Stock.

Loan Amendment

On June 18, 2018, the Company entered into an agreement to amend its Loan Agreement dated October 6, 2017 with GPIC, Ltd. (the “GPIC Loan”) to extend the maturity date of the GPIC Loan to January 4, 2019, effective upon the Closing of the Private Placement (the “Amendment”). The full text of the GPIC Loan and the Amendment are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

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The above description of terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed hereto as Exhibit 10.1, the Form of Registration Rights Agreement, the Form of Promissory Note, and the Form of Certificate of Designations of 13.00% Series A Redeemable Convertible Preferred Stock, copies of which will be filed as exhibits to the Proxy Statement.

The Securities Purchase Agreement, Form of Registration Rights Agreement, Form of Promissory Note, and Form of Certificate of Designations of 13.00% of Series A Redeemable Convertible Preferred Stock are, or will be, filed to provide the Company’s investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the Company, the Purchasers or their respective subsidiaries and affiliates. The Securities Purchase Agreement contains representations and warranties by the Purchasers, on the one hand, and by the Company, on the other hand, made solely for the benefit of the other. Certain representations and warranties in the Securities Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors or stockholders, or may have been used for the purpose of allocating risk between the Purchasers and the Company. Accordingly, the representations and warranties in the Securities Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Although the Company expects to complete the Private Placement, the Company cannot assure its stockholders that it will be successfully completed on the terms contemplated or at all. Failure to close the Private Placement will subject the Company to a number of risks, including: the Company may not be able to further fund its growth initiatives or pursue certain operational initiatives due to covenants imposing limitations under the Company’s Credit Facility or satisfy all obligations under the Credit Facility; the Company must pay costs related to the Private Placement, including legal and financial advisory fees, whether the Private Placement is completed or not; and the Company may be required to seek alternative sources of liquidity, as to the availability or terms of which we cannot provide assurance, all of which may adversely affect the Company’s business, results of operations and financial results.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Common Stock and Series A Preferred Stock and the Promissory Notes are being offered and will be sold by the Company without registration under the Securities Act, and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

ITEM 8.01	OTHER EVENTS

On June 18, 2018, the Company issued a press release announcing its entry into the Securities Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The impact of the Private Placement and related agreements discussed in Item 1.01 will be reflected in the Company’s financial statements in the period when the Closing occurs. Management is currently reviewing the accounting matters associated with the issuance of the Series A Preferred Stock and other accounting matters related to the proposed transactions. Assuming the Closing and termination of the Credit Facility occur in the third quarter of 2018, the Company expects to incur extinguishment related charges up to approximately $8 million for make-whole applicable premium and for the write-off of debt discount and issuance costs up to approximately $50 million.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 18, 2018, by and among the Company and the Purchasers*
10.2	Loan Agreement, dated October 6, 2017, by and among the Company and GPIC, Ltd.
10.3	Amendment to Loan Agreement, dated June 18, 2018, by and among the Company and GPIC, Ltd.
99.1	Press Release, dated June 18, 2018

* All Schedules to the Securities Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2018	Rimini Street, Inc.

	By:	/s/ Seth A. Ravin
	Name:	Seth A. Ravin
	Title:	Chief Executive Officer

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